Exhibit 21.1

Subsidiaries of KBS REIT III as of April 23, 2014

CA Capital Management Services II, LLC	KBSIII Preston Commons, LLC
KBS Debt Holdings III, LLC	KBSIII Sterling Plaza, LLC
KBS Debt Holdings III X, LLC	KBSIII REIT Acquisition I, LLC
KBS Limited Partnership III	KBSIII REIT Acquisition III, LLC
KBS REIT Holdings III LLC	KBSIII REIT Acquisition IV, LLC
KBS REIT Properties III, LLC	KBSIII REIT Acquisition V, LLC
KBS REIT III Finance LLC	KSBIII REIT Acquisition VI, LLC
KBSIII 155 North 400 West, LLC	KBSIII REIT Acquisition VII, LLC
KBSIII 1550 West McEwan Drive, LLC	KBSIII REIT Acquisition VIII, LLC
KBSIII 201 Spear Street, LLC	KBSIII REIT Acquisition IX, LLC
KBSIII 222 Main, LLC	KBSIII REIT Acquisition X, LLC
KBSIII 500 West Madison, LLC	KBSIII REIT Acquisition XI, LLC
KBSIII 60 South Sixth Street, LLC	KBSIII REIT Acquisition XII, LLC
KBSIII Anchor Centre, LLC	KBSIII REIT Acquisition XIII, LLC
KBSIII Domain Gateway, LLC	KBSIII REIT Acquisition XIV, LLC
KBSIII Legacy Town Center, LLC	KBSIII Tower at Lake Carolyn, LLC
KBSIII One Washingtonian, LLC